Exhibit 23.5

Consent of DeGolyer and MacNaughton

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

July 26, 2013

Board of Directors
Ecopetrol S.A
Calle 35 No. 7-21 Piso 1
Bogota, D.C. Colombia

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton, as set forth in the Ecopetrol S.A Registration Statement on Form F-3, filed with the United States Securities and Exchange Commission on July 26, 2013, under the heading "Experts" and to the incorporation by reference of the other references to our firm and information derived from our third party letter report dated February 26, 2013 (our Report) contained in the Annual Report of Ecopetrol S.A on Form 20-F for the year ended December 31, 2012.

Our Report referenced above consists of evaluations of Ecopetrol S.A's interests and reserves in certain areas in Colombia and Peru for the fiscal year ending December 31, 2012.

Very truly yours,

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716